Exhibit 4.5
PRELIMINARY SUBSCRIPTION AGREEMENT
Mace Security International, Inc.
240 Gibraltar Road, Suite 220
Horsham, Pennsylvania 19440
Attention: Gregory Krzemien
Ladies and Gentlemen:
I hereby subscribe to purchase the number of shares of Common Stock (the “Shares”) of Mace Security International, Inc. (the “Company”) indicated below. I have received a copy of the Company’s prospectus, dated [ ], 2011. I understand that my purchase of the Company’s stock involves significant risk, as described under “Risk Factors” in the prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the shares, the accuracy or adequacy of the prospectus, or any recommendation or endorsement concerning an investment in the shares.
I am not sending the purchase price for the Shares I wish to buy at this time. After I receive the prospectus supplement announcing the results of the Company’s rights offering to its shareholders, if I still wish to purchase Shares, I will send the Company an acknowledgment of subscription and a check in the amount of $[ ] multiplied by the number of Shares I wish to buy. My check will be made payable to “American Stock Transfer & Trust Company, LLC”
WHEN THE COMPANY RECEIVES MY ACKNOWLEDGMENT OF SUBSCRIPTION AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.
NUMBER OF SHARES ____________________
TOTAL SUBSCRIPTION PRICE (AT $[ ] PER SHARE): $____________________
( DO NOT SEND THE PURCHASE PRICE FOR YOUR SHARES AT THIS TIME)
PLEASE PRINT OR TYPE EXACT NAME(S) IN WHICH UNDERSIGNED DESIRES SHARES TO BE REGISTERED:
_________________________
TYPE OF ENTITY, IF NOT A PERSON:_________________________*
SOCIAL SECURITY OR FEDERAL TAXPAYER IDENTIFICATION NO. __________________

*	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation or other entity, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.
SUBSTITUTE W-9
Under penalty of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given above is correct; and (2) I am not subject to backup withholding.
INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

Dated	Address

Area Code And Telephone No.	Signature(s)

TO BE COMPLETED BY THE COMPANY
Accepted as of           ,2011, as to          shares.
MACE SECURITY INTERNATIONAL, INC.

By:
Print Name: Gregory Krzemien
Title: Chief Financial Officer

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